As filed with the Securities and Exchange Commission on January 11, 2000

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                              IVC INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                                                              22-1567481
            Delaware                                       (I.R.S. Employer
    (State of incorporation)                            Identification Number)

                               500 Halls Mill Road
                           Freehold, New Jersey 07728
                    (Address of principal executive offices)

                               -------------------

                              IVC Industries, Inc.
                           1995 Stock Option Plan, and
                              IVC Industries, Inc.
                    Non-Employee Directors' Stock Option Plan
                            (Full title of the plans)

                               -------------------

      Domenic Golato                                   Copy to:
      Vice President and Chief                         Edward H. Cohen, Esq.
      Financial Officer                                Rosenman & Colin LLP
      IVC Industries, Inc.                             575 Madison Avenue
      500 Halls Mill Road                              New York, New York 10022
      Freehold, New Jersey 07728                       (212) 940-8580
      (732) 308-3000
      (Name, address and telephone
      number of agent for service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================
Title of                          Proposed maximum  Proposed maximum    Amount of
securities to       Amount to be  offering price    aggregate offering  registration
be registered       registered    per share*        price*              fee
====================================================================================
Common Stock,
  par value $.08
  per share ....    312,500**     $4.8125           $1,503,906          $400.00
====================================================================================

*Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c), upon the basis of the average of the high and low prices of the Common Stock as quoted on the Nasdaq SmallCap Market on January 4, 2000.

** 250,000 shares under the IVC Industries, Inc. 1995 Stock Option Plan and 62,500 shares under the IVC Industries, Inc. Non-Employee Directors' Stock Option Plan.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

            IVC Industries, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Registration Statement:

            a. The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1999, filed with the Commission on October 29, 1999;

            b. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1999, filed with the Commission on December 15, 1999;

            c. The Company's Current Reports on Form 8-K filed with the Commission on September 24, 1999 and October 1, 1999; and

            d. The information in respect of the Company's capital stock under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form SB-2 (Registration No. 33-73406) filed with the Commission on December 23, 1993 and the information in respect of the split of the Company's common stock contained in the Company's Current Report on Form 8-K filed with the Commission on July 14, 1999.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filings of such documents.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The By-Laws of the Company provide that the Company shall indemnify its officers, directors, employees and agents to the full extent permitted by the Delaware General Corporation Law (the "GCL"), the law of the State in which the Company is incorporated. Section 145 of the GCL empowers a corporation, within certain limitations, to indemnify any person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any suit or proceeding to which he is a party by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as long as he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful. In addition, the Certificate of Incorporation of the Company provides that the Company shall indemnify any and all persons whom it shall have the power to indemnify under Section 145 of the GCL. The Company also has in effect directors' and officers' liability insurance.

ITEM 8.           EXHIBITS

Exhibit No.       Description

*4(a)             IVC Industries, Inc. Non-Employee Directors' Stock Option Plan

*4(b)             IVC Industries, Inc. 1995 Stock Option Plan

*4(c)             Restated Certificate of Incorporation of the Company

4(d)              Amended and Restated By-Laws of the Company (1)

4(e)              Specimen of common stock certificate of the Company (2)

*5                Opinion of Rosenman & Colin LLP

*23(a)            Consent of Amper Politziner & Mattia P.A.

*23(b)            Consent of Rosenman & Colin LLP (included in Exhibit 5).

----------

            (1) Incorporated herein by reference to the Current Report on Form 8-K filed with the Commission on May 14, 1996.

            (2) Incorporated herein by reference to the Form 10-K filed with the Commission on October 29, 1999.

*filed herewith

ITEM 9. UNDERTAKINGS

            1. The undersigned Company hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution of the securities being registered hereby not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            2. The undersigned Company hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Freehold, State of New Jersey, on this 7th day of January, 2000.

                                      IVC INDUSTRIES, INC.


                                      By /s/ E. Joseph Edell
                                         ------------------------------------
                                         E. Joseph Edell
                                         Chairman of the Board, President and
                                         Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                         Title                           Date
    ---------                         -----                           ----


/s/ E. Joseph Edell        Chairman of the Board, President,    January 7, 2000
------------------------   and Chief Executive Officer
E. Joseph Edell


/s/ Domenic Golato         Vice President and Chief             January 7, 2000
------------------------   Financial Officer
Domenic Golato


                           Director
------------------------
Arthur S. Edell


/s/ Marc Z. Edell          Director                             January 7, 2000
------------------------
Marc Z. Edell


/s/ Dr. Mark S. Gold       Director                             January 7, 2000
------------------------
Dr. Mark S. Gold


/s/ Dennis E. Groat        Director                             January 7, 2000
------------------------
Dennis E. Groat


/s/ Andrew M. Pinkowski    Director                             January 7, 2000
------------------------
Andrew M. Pinkowski


                           Director
------------------------
David Popofsky


/s/ Erwin Lehr             Director                             January 7, 2000
------------------------
Erwin Lehr

                                 EXHIBIT INDEX

Exhibit No.       Description

*4(a)             IVC Industries, Inc. Non-Employee Directors' Stock Option Plan

*4(b)             IVC Industries, Inc. 1995 Stock Option Plan

*4(c)             Restated Certificate of Incorporation of the Company

4(d)              Amended and Restated By-Laws of the Company (1)

4(e)              Specimen of common stock certificate of the Company (2)

*5                Opinion of Rosenman & Colin LLP

*23(a)            Consent of Amper Politziner & Mattia P.A.

*23(b)            Consent of Rosenman & Colin LLP (included in Exhibit 5).

----------

            (1) Incorporated herein by reference to the Current Report on Form 8-K filed with the Commission on May 14, 1996.

            (2) Incorporated herein by reference to the Form 10-K filed with the Commission on October 29, 1999.

*filed herewith